                                                           Exhibit 99.(h)(15)(i)

                                  AMENDMENT TO
                            PORTFOLIO PARTNERS, INC.
                         SHAREHOLDER SERVICING AGREEMENT
                              ADVISER CLASS SHARES

     This Amendment is dated as of the 26th day of March, 2002 by and between Portfolio Partners, Inc. (to be renamed ING Partners, Inc. effective May 1,
2002) (the "Fund") and Reliastar Life Insurance Company (the "Service Organization") (collectively, the "Parties").

     WHEREAS, the Parties entered into a Shareholder Servicing Agreement on December 6, 2001 (the "Agreement");

     WHEREAS, the Parties desire to amend said Agreement in the manner hereinafter set forth;

     NOW THEREFORE, the parties hereby amend the Agreement in the following form:

     1. By replacing the existing Schedule A with the Schedule A attached hereto.

     2. All of the other provisions contained in the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their duly authorized signatories as of the date and year first above written.

                                    Portfolio Partners, Inc.

                                    By:   /s/ Laurie M. Tillinghast
                                          -----------------------------
                                    Name: Laurie M. Tillinghast
                                    Title: President


                                    Reliastar Life Insurance Company


                                    By:   /s/ Brian V. Murphy
                                          -----------------------------
                                    Name:  Brian V. Murphy
                                    Title: Vice President

                                   SCHEDULE A

ADVISER CLASS SHARES OF THE FOLLOWING PORTFOLIO PARTNERS, INC. PORTFOLIOS:      ANNUAL RATE
     Alger Growth Portfolio                                                        0.25%
     Alger Aggressive Growth Portfolio                                             0.25%
     American Century Small Cap Value Portfolio                                    0.25%
     Baron Small Cap Growth Portfolio                                              0.25%
     Brinson Tactical Asset Allocation Portfolio                                   0.25%
     DSI Enhanced Index Portfolio                                                  0.25%
     Goldman Sachs(R) Capital Growth Portfolio                                     0.25%
     JPMorgan Mid Cap Value Portfolio                                              0.25%
     MFS Capital Opportunities Portfolio                                           0.25%
     MFS Emerging Equities Portfolio                                               0.25%
     MFS Global Growth Portfolio                                                   0.25%
     MFS Research Portfolio                                                        0.25%
     OpCap Balanced Value Portfolio                                                0.25%
     PIMCO Total Return Portfolio                                                  0.25%
     Salomon Brothers Investors Value Portfolio                                    0.25%
     Salomon Brothers Capital Portfolio                                            0.25%
     Scudder International Growth Portfolio                                        0.25%
     T. Rowe Price Growth Equity Portfolio                                         0.25%
     Van Kampen Comstock Portfolio                                                 0.25%

----------
*Goldman Sachs(R) is a registered service mark of Goldman, Sachs & Co., and it is used by agreement with Goldman, Sachs & Co.

                                        2